Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Electronics Holdings, Inc.
Lu’an City, Anhui Province, PRC

We hereby consent to the inclusion in this Registration Statement on Form S-1 of China Electronics Holdings, Inc. of our report dated March 22, 2010 relating to the financial statements of Buyonate, Inc. for the years ended December 31, 2009 and 2008. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com Houston, Texas
October 15, 2010